                                                                  EXHIBIT (b)(3)


                                    Strictly Confidential
                                    Presentation to the
                                    Independent Committee of the
                                    Board of Directors of:

                                    [LOGO OF ST. JOHN KNITS, INC. APPEARS HERE]

                                    February 2, 1999

Table of Contents

          A.   Overview of Proposed Transaction

          B.   Valuation Analysis

                        Overview of Proposed Transaction

Overview of Proposed Transaction
Key Financial Terms

Structure:               Reorganization Merger and Acquisition Merger (see page
                         A-2 for details)

Consideration:           Total Consideration = $30.00 per share (premium of
                         36.8%)/(a)/

                         Cash/Stock Election:

                         - Aggregate number of shares to be exchanged for Parent Common Stock will be 457,000 shares (approximately 3.0%)

                         - Aggregate number of shares to be exchanged for cash will be 97.0%

                         Based on the number of shares of Parent Common Stock that the shareholders elect to receive, certain shareholders may be subject to pro ration amongst the stock and cash component. As such, assuming full pro ration, each shareholder will receive $29.10 in cash and $0.90 in Parent Common Stock

Tax Treatment:           Taxable to shareholders

Accounting Treatment:    Recapitalization accounting

-----------------------
(a) Represents an implied premium to the pre-announcement closing SJK stock price of $21.94 on December 8, 1998.

Overview of Proposed Transaction
Summary of Structure

[CHART DEPICTING STRUCTURE OF PROPOSED TRANSACTION APPEARS HERE IN THE PRINTED MATERIAL]

1. St. John Knits, Inc., a California corporation ("Company"), forms a new subsidiary, St. John Knits International, Inc., a Delaware and Barbados corporation ("Parent")
2. Parent forms a new subsidiary, SJK Acquisition, Inc., a California corporation ("Merger Sub")
3. Merger Sub merges with and into Company, with Company being the surviving corporation. Each share of Company Common Stock is converted into one share of Parent Common Stock, resulting in Company becoming a wholly owned subsidiary of Parent
4. The Gray Family exchanges all of their equity interests in the Company for cash and equity interests in Vestar/Gray Investors, LLC ("Vestar/Gray") (approximately 15.9%)
5. Pearl Acquisition Corp., a Delaware corporation ("Acquisition"), a newly formed corporation owned by Vestar/Gray merges with and into Parent, with Parent being the surviving corporation. Each holder of Parent Common Stock (formerly Company Common Stock) has the right to elect to retain Parent Common Stock or to receive cash, subject to pro ration

Overview of Proposed Transaction
Proposed Structure and Financing - Sources and Uses/(a)/
(Dollars in millions, except per share amounts)

Total Debt                      $315.0

1998 EBITDA                      $65.4
Total Debt/1998 EBITDA             4.8x

LTM 1/99E EBITDA/(b)/            $60.7
Total Debt/LTM 1/99E EBITDA        5.2x

1999E EBITDA/(c)/                $71.6
Total Debt/1999E EBITDA            4.4x

Total Equity                    $196.7

Uses:
----
Purchase Equity (17.4 mm diluted shares @ $30.00)   $521.9
Transaction Expenses                                  20.0
                                                    ------
       Total Uses                                   $541.9
                                                    ======

Sources:
-------
Excess Cash                                                $ 20.0   % of Total
Option Proceeds                                              10.2   Capitalization/(d)/
                                                                    -------------------
Senior Bank Debt (2 tranches)                               155.0           30.3%
Senior Subordinated Debentures                              160.0           31.3%
Public Equity Rollover (0.46 mm shares @ $30.00)             13.7            2.7%
Gray Family Equity Rollover (0.97 mm shares @ $30.00)        29.1            5.7%
Vestar Equity Investment (5.00 mm shares @ $30.00)          150.0           29.3%
New Management Equity Investment (0.13 mm shares
   @ $30.00)/(e)/                                             3.9            0.8%
                                                           ------
       Total Sources                                       $541.9
                                                           ======

--------------------------------
(a) Based on sources and uses schedule and on equity ownership schedule as provided by Vestar on 2/1/99.
(b)  As per discussions with SJK Management on 1/26/99.
(c)  Based on Company budget dated 12/28/98.
(d)  Reflects total capitalization of $511.7 mm.
(e) Represents amount which will be funded in part with a Management loan and/or will be reduced and augmented with an option program to achieve desired Management ownership level.

Overview of Proposed Transaction
Proposed Structure and Financing (cont'd)/(a)/

Equity Investment
-----------------

 - Vestar to invest $150.0 million of equity for a 70.5% stake in the recapitalized company on a diluted basis, or 76.3% on primary basis
 - Purchase 97.0% of the outstanding publicly-held common stock; the 3.0% of the then outstanding common stock retained by the current public stockholders will represent approximately 6.4% of the pro forma common equity on a diluted basis, or 7.0% on a primary basis
 - The Gray Family will sell shares and options into the transaction sufficient to generate pretax cash proceeds of $17.0 million (approximately 1/3 of their ownership)
 - Vestar investment and Gray Family rollover will be invested on a "heads up" or same dollar basis, (i.e., each dollar buys same amount of equity), therefore the Gray Family, management and directors will own approximately 23.1% of the recapitalized company on a diluted basis, or 16.8% on a primary basis

Additional Equity Terms
-----------------------

- In addition to their rollover, the Gray Family will receive stock options for an additional 5% (on a diluted basis), to be vested over three years based on the Vestar equity achieving a 20% IRR
- Vestar will cause the Company to make available 2% of the primary shares to the non-Gray Family members of the Company's management team for purchase at Vestar's buy-in-price, which purchase may be financed with loans where appropriate
- In addition, Vestar will cause the Company to grant an additional 2.5% in options (on a diluted basis) to the management team, which options should vest over five years and be based, at least in part, on the Company's performance
- Vestar will cause the Company to provide a liquidity mechanism for Mr. Gray's equity ownership (subject to any credit agreement restrictions) such that upon his ceasing to serve as the Company's CEO he may, at his option, cause the Company to repurchase up to $5 million per year of his stock

Management/Board
----------------

-    Vestar currently has no written agreement with Mr. Gray
- Vestar will control the board, Mr. Gray will remain CEO for the foreseeable future

---------------------------
(a) Based on sources and uses schedule and on equity ownership schedule as provided by Vestar on 2/1/99.

Overview of Proposed Transaction
Proposed Structure and Financing - Proposed Economic Structure/(a)/ (Shares and dollars in thousands)

Offer Price Per Share:      $ 30.00

                            Current
                            Shares/   %
                            Options   Owned
                            -------   ------
Gray Family                   1,666     9.6%
Mgmt                            360     2.1%
Public                       15,370    88.4%
Vestar                           --       --
                            -------   ------
Total                        17,396   100.0%
                            =======   ======


                 Less:    Equals:   Plus:    Equals:              Plus:     Equals:

                Shares/   Shares/    New    Pro Forma              New     Pro Forma
                Options   Options   Shares   Primary      %      Options    Diluted     %
                 Sold     Rolled    Bought    Shares     Owned   Granted     Shares     Owned
               --------   -------   ------   ---------   ------   -------   ---------   -------
Gray Family       (697)     969         --      969       14.8%       354      1,323    18.7%
Mgmt              (360)      --        131      131        2.0%       177        308     4.4%
Public         (14,914)     456         --      457        7.0%        --        457     6.4%
Vestar              --       --      5,000    5,000       76.3%        --      5,000    70.5%
               --------   -------   ------   ---------   ------   -------   ---------   -------
Total          (15,970)   1,425      5,131    6,557      100.0%       532      7,088    100.0%
               ========   =======   ======   =========   ======   =======   =========   =======

                   Gross         Net
                  Value of     Value of
                  Shares/      Shares/      Value of     Value of
                  Options      Options       Shares       Shares
                   Sold         Sold         Rolled       Bought
                 ----------   ----------    --------    ---------
Gray Family       ($20,910)    ($17,000)    $ 29,069           --
Mgmt              ( 10,794)      (4,519)          --     $  3,934
Public            (447,410)    (447,410)      13,701           --
Vestar                  --           --           --      149,995
                 ---------    ---------     --------     --------
Total            ($479,114)   ($468,929)    $ 42,770     $153,929
                 =========    =========     ========     ========

----------------------------------------
(a) Based on equity ownership schedule as provided by Vestar on 2/1/99.

Overview of Proposed Transaction
Implied Multiples
(Dollars in millions, except per share amounts)

             Transaction Value
--------------------------------------------
Offer Price                           $30.00

   52-Week High                       $47.75

   52-Week Low                        $13.25

Diluted Shares Outstanding (mm)        17.4

         Offer Value                 $521.9

Plus:  Total Debt/(a)/                  0.0

Plus:  Minority Interest                0.7

Less:  Cash/(a)/                      (20.0)

Less:  Option Proceeds/(a)/           (10.2)
                                     ------
     Transaction Value               $492.3
                                     ======

                                       Implied Multiples
             ---------------------------------------------------------------------------------------------------
                    Transaction Value as a Multiple of:
             -------------------------------------------------          Offer Price as a           P/E to 5-Year
  Year           Revenues            EBITDA           EBIT              Multiple of EPS             Growth Rate
--------     ----------------   ---------------   -----------          ----------------            -------------
FY1998A/(b)/      1.75x              7.5x           9.1x                   15.5x                    1.61x
LTM 1/1999E/(c)/  1.73               8.1           10.0                    17.1                     1.79
FY1999E/(d)/      1.57               6.9            8.4                    14.6                     1.52

                     Financial Results and Estimates
             ------------------------------------------------                                       5-Year EPS
  Year           Revenues            EBITDA           EBIT               Diluted EPS                Growth Rate (e)
--------     ----------------   ---------------   -----------          ----------------            ----------------
FY1998A/(b)/      $282.0            $65.4            $54.1                    $1.94                       9.6%
LTM 1/1999E/(c)/   285.4             60.7             49.1                     1.75/(d)/
FY1999E/(d)/       314.2             71.6             58.4                     2.05

---------------------------------
Note: Fiscal year ends in the beginning of November.
(a) Based on Vestar estimates for LTM 1/99E.
(b) 1998 figures provided in Company's audited Consolidated Financial Statements as of November 1, 1998.
(c) As per discussions with SJK Management on 1/26/99.
(d) Based on Company budget dated 12/28/98.
(e) 5-year estimated EPS growth rate based on 5-year EBIT CAGR from Company projections dated 1/8/99.

Overview of Proposed Transaction
Implied Premium Analysis and Trading Range

                                              Implied Premium/(Discount) to Vestar Offer
                             SJK          --------------------------------------------------
    Time Frame/(a)/      Share Price      Initial $28.00 Offer          Current $30.00 Offer
    ---------------      -----------      --------------------          --------------------
December 8, 1998/(b)/       $21.94                 27.6%                       36.8%
1 Month Average             $19.59                 43.0%                       53.2%
3 Months Average            $17.72                 58.0%                       69.3%
6 Months Average            $25.50                  9.8%                       17.7%
1 Year Average              $33.94                (17.5%)                     (11.6%)
52-Week High                $47.75                (41.4%)                     (37.2%)
52-Week Low                 $13.25                111.3%                      126.4%

[THE FOLLOWING INFORMATION WAS DEPICTED AS A LINE GRAPH IN THE PRINTED MATERIAL]

                        Post-Announcement Trading Range:  12/9/98 - 2/1/99
                        --------------------------------------------------
             12/9/98    12/16/98    12/23/98    12/31/98    1/8/99    1/15/99    1/25/99    2/1/99
            --------   ---------   ---------   ---------   -------   --------   --------   -------
Low:         $26.63     $26.00      $25.88      $25.88     $26.25     $26.13     $26.50    $26.38
High:        $27.94     $26.31      $26.00      $26.00     $26.50     $26.63     $26.94    $26.55
Close:       $26.75     $26.06      $26.00      $26.00     $26.50     $26.56     $26.81    $26.53

Vestar current offer price = $30.00
Vestar initial offer price = $28.00

------------------------------------
(a) Based on daily closing prices for the specified period ending December 8, 1998.
(b) Last closing price before the Vestar initial offer of $28.00/share proposed on December 8, 1998.

                               Valuation Analysis

Valuation Analysis
Trading Performance Last Twelve Months

[GRAPH SHOWING THE HISTORICAL TRADING PRICE FOR THE LAST TWELVE-MONTH PERIOD COMMENCING ON 1/26/98 AND ENDING ON 2/1/99, WITH DESCRIPTION OF SPECIFIC EVENTS APPEARS HERE]

Valuation Analysis
Stock Price Performance: 1/31/97 - 1/29/99

[THE FOLLOWING INFORMATION WAS DEPICTED AS A LINE GRAPH IN THE PRINTED MATERIAL]

                         Stock Price Performance
                         -----------------------

              St. John Knits    S&P 400    Branded Apparel Composite/(a)/
              ---------------   --------   -------------------------------
1/31/97          100.00%         100.00%               100.00%
4/14/97           93.41%          94.59%               105.00%
6/25/97          110.99%         113.21%               102.50%
9/5/97            96.84%         118.29%               104.50%
11/18/97          85.44%         118.84%                99.80%
1/30/98           86.26%         124.13%                95.00%
4/13/98          103.02%         138.56%               113.10%
6/24/98           87.64%         143.43%               121.90%
9/4/98            40.52%         126.30%                75.80%
11/17/98          39.15%         147.06%                87.50%
1/29/99           58.24%         168.11%               109.90%


----------------------
(a) Branded Apparel Composite includes Gucci Group, Jones Apparel Group, Liz Claiborne, Nautica Enterprises, Polo Ralph Lauren and Tommy Hilfiger.

Valuation Analysis
Historical Financial Summary/(a)(b)/
(Dollars in millions, except per share data)

[THE FOLLOWING TABLES WERE DEPICTED AS BAR GRAPHS IN THE PRINTED MATERIAL]

                               Sales (Growth %)
                               ----------------

 FY1995     FY1996    FY1997    FY1998    LTM 1/1999E/(c)/
 ------     ------    ------    ------    ----------------
 $161.8     $203.0    $242.1    $282.0         $285.4
   26.4%      25.4%     19.3%     16.5%          12.1%


                            Gross Profit (Margin %)
                            -----------------------

FY1995     FY1996    FY1997    FY1998    LTM 1/1999E/(c)/
------     ------    ------    ------    ----------------
  $87.5     $114.1    $142.7    $161.1          $160.4
   54.1%      56.2%     58.9%     57.1%           56.2%

                               EBITDA (Margin %)
                               -----------------
 FY1995     FY1996    FY1997    FY1998    LTM 1/1999E/(c)/
---------   -------   -------   -------   -----------------
$38.4       $52.6     $67.0     $65.4            $60.7
 23.7%       25.9%     27.7%     23.2%            21.3%

                       EPS (Growth %)
                       --------------

 FY1995     FY1996    FY1997     FY1998     LTM 1/1999E/(d)/
-------     ------    ------     ------     ----------------
 $1.19      $1.59     $2.01       $1.94          $ 1.75

 30.8%      33.6%     26.4%       (3.5%)         (17.5%)


-----------------------------

Note: Fiscal year ends in the beginning of November.
(a)   1995-1997 figures based on SJK Form 10-K dated November 2, 1997.
(b) 1998 figures provided in Company's audited Consolidated Financial Statements as of November 1, 1998.
(c)   As per discussions with SJK Management on 1/26/99.
(d)   Based on Company budget dated 12/28/98.

Valuation Analysis
Summary of Financial Projections -- Key Assumptions

                                                              Fiscal Year Ended November 1,
                                            ------------------------------------------------------------------
                                            1998A      1999E       2000E       2001E       2002E       2003E
                                            ------   ---------   ---------   ---------   ---------   ---------

Net Sales Growth
  Management Case                            16.5%       11.4%        8.0%        8.0%        8.0%        8.0%
  Vestar Case                                16.5         8.2         7.4         7.6         6.9         7.1

Gross Margin
  Management Case                            57.1%       56.6%       57.0%       57.5%       57.5%       57.5%
  Vestar Case                                57.1        56.7        56.7        56.7        56.6        56.6

SG&A Expenses (% of Sales)
  Management Case                            38.0%       38.0%       37.5%       37.5%       37.5%       37.5%
  Vestar Case                                38.0        37.9        37.8        37.6        37.6        37.6

EBITDA Margin
  Management Case                            23.2%       22.8%       23.7%       24.1%       23.9%       23.7%
  Vestar Case                                23.2        23.1        23.3        23.4        23.4        23.3

EBIT Margin
  Management Case                            19.2%       18.6%       19.5%       20.0%       20.0%       20.0%
  Vestar Case                                19.2        18.8        18.9        19.1        19.0        19.0

Effective Tax Rate/(a)(b)/                   39.7%       40.7%       40.7%       40.7%       40.7%       40.7%

Capital Expenditures/(a)(c)/                $23.6 mm    $19.4 mm    $17.5 mm    $17.5 mm    $17.5 mm    $17.5 mm


Net Working Capital (% of Sales) /(c)/
  Management Case                            26.1%       25.6%       25.0%       25.0%       25.0%       25.0%
  Vestar Case                                26.1        26.1        25.8        25.7        25.7        25.4

------------------------------
Note: Sources include SJK Management projections as of 1/8/99 and Vestar projections as of 12/31/98. 1998 figures provided in Company's audited Consolidated Financial Statements as of November 1, 1998.
(a)   Assumptions are the same for both Management and Vestar cases.
(b)   Based on estimate for 1999 as per Company's budget dated 12/28/98.
(c) As per Vestar's projections and discussions with SJK Management on 1/26/99.

Valuation Analysis
Summary of Financial Projections
(Dollars in millions, except per share data)

[THE FOLLOWING TABLES WERE DEPICTED AS BAR GRAPHS IN THE PRINTED MATERIAL]

                                     Sales (Growth %)
                                     ----------------
                           1998A     1999E     2000E     2001E     2002E     2003E
                          -------   -------   -------   -------   -------   -------

Actual/(a)/               $282.0
                            16.5%
Management Case/(b)/                $314.2    $339.4    $366.5    $395.9    $427.5
                                      11.4%      8.0%      8.0%      8.0%      8.0%
Vestar Case/(c)/                    $304.9    $327.6    $352.5    $377.0    $403.7
                                       8.2%      7.4%      7.6%      6.9%      7.1%

                                   Gross Profit (Margin %)
                                   -----------------------
                           1998A     1999E     2000E     2001E     2002E     2003E
                          -------   -------   -------   -------   -------   -------

Actual/(a)/               $161.1
                            57.1%
Management Case/(b)/                $177.8    $193.4    $210.8    $227.6    $245.8
                                      56.6%     57.0%     57.5%     57.5%     57.5%
Vestar Case/(c)/                    $172.7    $185.7    $199.7    $213.5    $228.4
                                      56.7%     56.7%     56.7%     56.6%     56.6%

                                   EBITDA (Margin %)
                                   -----------------
                          1998A    1999E    2000E    2001E    2002E     2003E
                          ------   ------   ------   ------   ------   -------

Actual (a)                $65.4
                           23.2%
Management Case/(b)/               $71.6    $80.4    $88.3    $94.7    $101.5
                                    22.8%    23.7%    24.1%    23.9%     23.7%
Vestar Case/(c)/                   $70.4    $76.2    $82.4    $88.1    $ 94.2
                                    23.1%    23.3%    23.4%    23.4%     23.3%

                                   EBIT (Margin %)
                                   ---------------
                          1998A    1999E    2000E    2001E    2002E    2003E
                          ------   ------   ------   ------   ------   ------

Actual/(a)/               $54.1
                           19.2%
Management Case/(b)/               $58.4    $66.2    $73.3    $79.2    $85.5
                                    18.6%    19.5%    20.0%    20.0%    20.0%
Vestar Case/(c)/                   $57.2    $67.2    $67.2    $71.8    $76.7
                                    18.8%    18.9%    19.1%    19.0%    19.0%

---------------------------
Note:  Fiscal year ends in the beginning of November.
(a) 1998 figures provided in Company's audited Consolidated Financial Statements as of November 1, 1998.
(b)    Source:  SJK Management projections, as of 1/8/99.
(c)    Source:  Vestar projections, as of 12/31/98.

Valuation Analysis
Summary Valuation
(Dollars in millions, except per share amounts)

[THE FOLLOWING INFORMATION WAS DEPICTED AS A HORIZONTAL BAR GRAPH IN THE PRINTED MATERIAL]

                                                                    Equity Value Per SJK Share
                                                                    --------------------------
                                      Methodology           Management Case/(b)/         Vestar Case
                                      -----------           --------------------         -----------

Public Comparables:                  FY1999E EPS               $26.65 --  $30.75                 --
-------------------                   $2.05/(b)/
                                    13.0x -- 15.0x

P/E to Growth Rate:                     P/E/G                   $13.78 -- $21.65                 --
-------------------                   9.6%/(c)/
                                    0.70x -- 1.10x

Acquisition Comparables:             LTM EBITDA:                $24.37 -- $31.35                 --
------------------------                  $60.7
                                     6.5x -- 8.5x/(d)/

DCF Analysis:                 2003 Terminal EBITDA:/(e)/        $26.64 -- $34.13          $24.94 -- $31.89
-------------                        6.0x -- 8.0x
                                    Discount Rates
                                    12.5% -- 13.5%

LBO Analysis:                  Debt to LTM EBITDA:/(f)/         $28.00 -- $31.00          $27.00 -- $30.00
-------------                            5.2x
                               3-5 Year Equity Returns:
                                      20% -- 30%

Total Offer Price = $30.00
Cash Offer Price = $29.10
Price Prior to Announcement = $21.94 /(a)/

-----------------------------
(a)  Pre-announcement closing price of $21.94 on 12/8/98.
(b)  Based on Company budget dated 12/28/98.
(c) 5-year estimated growth rate based on 5-year EBIT CAGR from Company projections dated 12/28/98.
(d) Based on LTM 1/99E EBITDA estimate per discussions with SJK Management on 1/26/99. Assumes SJK net debt of ($20.0) mm, minority interest of $0.7 mm, option proceeds of $10.2 mm and 17.4 mm diluted shares outstanding.
(e) Assumes 2003 EBITDA of $101.5 mm in Management Case and $94.2 mm in Vestar Case, 17.4 mm diluted shares outstanding, net debt of ($20.0) mm, minority interest of $0.7 mm and option proceeds of $10.2 mm.
(f) Based on LTM 1/99E EBITDA of $60.7 mm per discussions with SJK Management on 1/26/99. Reflects total debt of $315.0 mm.

Valuation Analysis
Selected Comparable Companies Analysis

[THE FOLLOWING TABLES WERE DEPICTED AS BAR GRAPHS IN THE PRINTED MATERIAL]

                                          1999 P/E/(a)/
                                          -------------

                   Polo Ralph            Tommy        Liz                                SJK
 Jones Apparel       Lauren     Gucci   Hilfiger   Claiborne   Nautica   SJK/(d)/   Proposal/(e)/
 -------------       ------     -----   --------   ---------   -------   --------   -------------
     17.7x           17.6x      16.9x    16.0x       12.8x      9.3x      10.7x         14.6x

Mean/(c)/ = 14.7x

                               Market Cap./FY1998E Sales/(b)/
                               ------------------------------

             Tommy      Jones    Polo Ralph                Liz                       SJK
 Gucci     Hilfiger    Apparel     Lauren     Nautica   Claiborne    SJK/(d)/   Proposal/(e)/
 -----     --------    -------     ------     -------   ---------    --------   -------------
 2.85x       2.37x      2.03x      1.51x       0.99x      0.94x       1.25x         1.75x

Mean/(c)/ = 1.57x


                                 1999 P/E to 5-Yr. Growth Rate/(a)/
                                 ----------------------------------
    Liz        Polo Ralph              Jones       Tommy                                  SJK
 Claiborne       Lauren      Gucci    Apparel     Hilfiger     Nautica    SJK/(d)/    Proposal/(e)/
 ---------       ------      -----    -------     --------     -------    --------    -------------
   1.28x          1.18x      1.13x      0.88x       0.73x       0.58x       1.11x         1.52x
    10%            15%        15%        20%         22%         16%         10%           10%

Mean/(c)/ = 17%/0.93x

                                Market Cap./FY1998E EBITDA/(b)/
                                -------------------------------

  Jones                 Tommy        Polo Ralph      Liz                                SJK
 Apparel     Gucci     Hilfiger        Lauren     Claiborne   Nautica   SJK/(d)/   Proposal/(e)/
 -------     -----     --------        ------     ---------   -------   --------   -------------
  12.1x      11.2x       9.9x           9.9x        7.0x       4.8x       5.4x         7.5x

Mean/(c)/ = 8.7x

-----------------------------
(a) Earnings estimates and five-year growth rates from First Call as of 1/29/99, except for SJK. Stock prices as of 1/29/99, except for Gucci which is as of 1/5/99 (day prior to LVMH acquiring a 5.0% stake) and SJK (see notes (d) and (e)). SJK FY1999E EPS from Company budget dated 12/29/98. SJK 5-year EPS growth rate based on 5-year EBIT CAGR from Company projections dated 1/8/99. SJK FY1998 sales and EBITDA figures from Company's audited Consolidated Financial Statements as of November 1, 1998.
(b) Source: Selected Merrill Lynch Equity research reports, except for Gucci (from DLJ).
(c)  Means exclude Gucci and SJK.
(d) Reflects pre-announcement closing price of $21.94/share on December 8, 1998.
(e)  Reflects Vestar proposal of $30.00/share.

Valuation Analysis
Operating Performance Comparison

[THE FOLLOWING TABLES WERE DEPICTED AS BAR GRAPHS IN THE PRINTED MATERIAL]

                              FY1996 - FY1999E Sales Growth
                              -----------------------------

                      Jones                                Polo
                     Apparel        Liz                   Ralph        Tommy
          Gucci       Group       Claiborne    Nautica    Lauren      Hilfiger     SJK/(a)/
          -----       -----       ---------    -------    ------      --------     --------
 1997      10.8%       34.2%          8.8%      25.4%      16.7%        28.0%       19.3%
 1998       5.6%       19.9%          5.1%      11.5%      12.4%        28.3%       16.5%
 1999      13.0%       31.8%          4.5%      10.1%       8.4%        16.5%       11.4%

                              FY1997 - FY1999E EBIT Margins
                              -----------------------------

                      Jones                               Polo
                     Apparel         Liz                 Ralph        Tommy
          Gucci       Group       Claiborne   Nautica    Lauren      Hilfiger     SJK/(a)/
          -----       -----       ---------   -------    ------      --------     --------
 1997      24.2%       14.2%         11.5%      18.3%      13.5%        16.7%       24.0%
 1998      22.0%       15.4%         11.2%      18.0%      12.9%        18.6%       19.2%
 1999      21.1%       15.5%         11.2%      17.4%      13.9%        18.5%       18.6%

-------------------------------------------
Source: Selected Merrill Lynch equity research reports, except for Gucci (from
        DLJ).
(a) 1999 figures reflect Company budget dated 12/28/98. 1999 sales growth and EBIT margin in Vestar case are 8.2% and 18.8%, respectively.

Valuation Analysis
Analysis of Recent Acquisition Transactions (1996-present)

[THE FOLLOWING TABLES WERE DEPICTED AS BAR GRAPHS IN THE PRINTED MATERIAL]


                                                LTM EBITDA Multiple
                                                -------------------
                                                 (Target/Acquirer)

                                Designer   Lejaby-     The                             Gerber
              Pepe      Sun     Holdings/  Euralis/   William                 Sun      Child-    Severin   Biderman
  Farah      Jeans    Apparel/    The        The       Carter    Gear For   Apparel/  renswear/  Montres/  Industries
  Inc./       USA/     Jones    Warnaco    Warnaco    Company/    Sports/    Vestar   Citicorp     Gucci   USA/Vestar
 Tropical    Tommy    Apparel    Group,     Group,   Investcorp.    GFSI     Capital   Venture     Group    Capital     SJK/Vestar
Sportswear  Hilfiger  USAGroup    Inc.       Inc.       S.A.      Holdings   Partners  Capital      NV     Partners   Proposal/(c)/
----------  --------  --------    ----       ----       ----      --------   --------  -------      --     --------   -------------
  16.5x       15.1x     8.5x      6.6x       6.5x       6.5x        6.2x       6.0x      4.0x       NA        NA           7.5x

Mean/(a) (b) /= 6.3x


                                             LTM Sales Multiple
                                             ------------------
                                              (Target/Acquirer)

  Pepe                        Designer             Lejaby-     The                              Gerber
 Jeans                Sun     Holdings/  Severin   Euralis/   William      Sun                  Child-     Biderman
  USA/   Gear For   Apparel/    The      Montres/    The       Carter    Apparel/     Farah    renswear/   Industries
 Tommy    Sports/    Jones    Warnaco      Gucci   Warnaco    Company/    Vestar      Inc./    Citicorp    USA/Vestar
Hilfiger    GFSI    Apparel    Group,      Group    Group,   Investcorp.  Capital    Tropical   Venture     Capital     SJK/Vestar
  USA     Holdings   Group      Inc.        NV       Inc.       S.A.      Partners  Sportswear  Capital    Partners   Proposal/(c)/
--------  --------  --------    ----        --       ----       ----      --------  ----------  -------    --------   -------------
 3.00x      1.30x    1.10x      0.82x      0.80x     0.75x      0.64x      0.60x      0.50x      0.40x        NA           1.75x

Mean/(a) /= 0.77x


                 Gerber    Lejaby-     The                Designer                         Pepe
                 Child-    Euralis/   William             Holdings/    Sun     Severin    Jeans    Biderman                  Sun
                renswear/    The       Carter   Gear For    The      Apparel/  Montres/    USA/    Industries    Farah     Apparel/
                Citicorp   Warnaco    Company/   Sports/  Warnaco     Vestar     Gucci    Tommy    USA/Vestar    Inc./      Jones
                 Venture    Group,   Investcorp.   GFSI    Group,     Capital    Group   Hilfiger   Capital     Tropical   Apparel
                 Capital     Inc.       S.A.     Holdings   Inc.      Partners    NV       USA     Partners    Sportswear   Group
                 -------     ----       ----     --------   ----      --------    --     --------  --------    ----------  --------

Transaction
Value:            $74.0     $79.2      $204.2     $232.9   $400.5     $156.0    $150.0   $1,223.7   $360.0       $144.9      $445.1

Date:            1/24/96   5/6/96     10/31/96    1/24/97  9/25/97   10/16/97   11/25/97  1/30/98   3/31/98      5/4/98     9/10/98

---------------------------
(a) Means exclude Pepe Jeans USA/Tommy Hilfiger USA transaction and SJK/Vestar Proposal.
(b)  Mean excludes Farah Inc./Tropical Sportswear.
(c) Represents offer price of $30.00/share and FY1998 sales and EBITDA figures from Company's audited Consolidated Financial Statements as of November 1, 1998.

Valuation Analysis
Discounted Cash Flow Analysis Summary

                      Management Case
                Equity Value Per Share /(a)/
                -----------------------------------------------

 Discount                Multiple of 2003E EBITDA/(b)/
              -------------------------------------------------
   Rate              6.0x             7.0x            8.0x
----------    ----------------   --------------   --------------

  12.0%               $28.18           31.49           34.80

  12.5%                27.65           30.89           34.13

  13.0%                27.14           30.31           33.47

  13.5%                26.64           29.74           32.83

  14.0%                26.15           29.18           32.21

                       Vestar Case
                Equity Value Per Share/(a)/
                ---------------------------------------------

 Discount             Multiple of 2003E EBITDA/(c)/
              -----------------------------------------------
   Rate              6.0x             7.0x          8.0x
----------    ----------------   --------------  ------------

  12.0%               $26.38          $29.45          $32.52

  12.5%                25.88           28.89           31.89

  13.0%                25.41           28.35           31.28

  13.5%                24.94           27.82           30.69

  14.0%                24.49           27.30           30.11

------------------------------
(a) Based on 17.4 mm diluted shares outstanding, net debt of ($20.0) mm, minority interest of $0.7 mm and option proceeds of $10.2 mm.
(b)  Based on 2003 EBITDA of $101.5 mm.
(c)  Based on 2003 EBITDA of $94.2 mm.

Valuation Analysis
LBO Summary
(Shares and dollars in millions)


                         LTM 1/99E EBITDA:  $60.7/(a)/
                         -----------------------------

                                                                 Offer Value Per Share
                                                      -----------------------------------------------
                                                        $28.00             $30.00            $32.00
                                                      --------------   ----------------  ------------
Transaction Value/ (b)/                                 $457.6             $492.3             $527.1
Implied LTM 1/99E EBITDA Multiple                          7.5x               8.1x               8.7x

Senior Debt @ 8%                                        $155.0             $155.0             $155.0
Subordinated Debt @ 11%                                 $160.0             $160.0             $160.0
New Equity Investment                                   $117.6             $150.0             $182.4
Equity Rollover                                         $ 43.6             $ 46.7             $ 49.8

Total Debt/LTM 1/99E EBITDA                                5.2x               5.2x               5.2x
Senior Debt/LTM 1/99E EBITDA                               2.6x               2.6x               2.6x
LTM 1/99E EBITDA/Interest                                  2.0x               2.0x               2.0x

Senior Debt Repaid in 5 years
     Management Case                                      55.7%              55.7%              55.7%
     Vestar Case                                          48.9%              48.9%              48.9%

Implied 3-Year Equity Returns @ Terminal
 EBITDA Multiple of:/(c)/
     Management Case
     ---------------
          6.5x                                            22.4%              14.5%               8.3%
          7.5x                                            33.5%              25.0%              18.2%
          8.5x                                            43.1%              33.9%              26.7%
     Vestar Case
     -----------
          6.5x                                            16.0%               8.5%               2.7%
          7.5x                                            27.5%              19.3%              12.9%
          8.5x                                            37.2%              28.4%              21.5%

-----------------------
(a)  Based on discussions with SJK Management on 1/26/99.
(b)  Excludes financing and advisory fees of $20.0 mm.
(c)  Assumes exit in year 2001.